EXHIBIT 3.1

               CERTIFICATES FOR SHARES AND THEIR TRANSFER

        Section 1.	Certificates for Shares of Stock.  The shares of
capital stock of the Corporation may be in either certificated or uncertificated form. With respect to certificated shares of stock, certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if  the  certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise
identified.   The  name  and address of the person to whom the shares
represented thereby  are issued,  with  the number of shares and date of issue,  shall  be entered  on  the  stock transfer books of the
Corporation.   With respect to certificated shares of stock, all
certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        Section 2. Transfer of Shares of Stock. Transfer of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and in the case of certificated shares of stock, by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares; or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on compliance with appropriate procedures for transferring shares in uncertificated form. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.